                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              --------------------

                                   FORM 8-K/A
                               Amendment Number 1

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                 Date of Report
                        (Date of earliest event reported)
                                FEBRUARY 2, 1998



                               POPE & TALBOT, INC.
               (Exact name of registrant as specified in charter)



    DELAWARE                           1-7852                    94-0777139
(State or other jurisdiction   (Commission File Number)        (IRS Employer
 of incorporation)                                           Identification No.)


                   1500 S.W. FIRST AVENUE
                      PORTLAND, OREGON                             97201
          (Address of principal executive offices)               (Zip Code)


                                 (503) 228-9161
              (Registrant's telephone number, including area code)


                                      NONE
         (Former name or former address, if changed since last report.)

Item 7. Financial Statements and Exhibits.

      (a) Financial statements of business acquired. The following is a list of audited financial statements for Harmac Pacific Inc. filed herewith:

           Auditors' Report

           Consolidated Statements of Financial Position as of December 31, 1997
             and 1996

           Consolidated Statements of Earnings and Retained Earnings for the
             Years Ended December 31, 1997 and 1996

           Consolidated Statements of Changes in Financial Position for the
             Years Ended December 31, 1997 and 1996

           Notes to Consolidated Financial Statements, December 31, 1997

           Reconciliation of Significant Differences Between Canadian and United
             States Generally Accepted Accounting Principles and Auditors' Report Thereon.

      (b) Pro Forma financial information. The following is a list of pro forma financial information pertaining to Pope & Talbot, Inc. and Harmac Pacific Inc. filed herewith:

           Pro Forma Unaudited Condensed Consolidated Balance Sheet as of
             December 31, 1997

           Pro Forma Unaudited Condensed Consolidated Income Statement for the
             Year Ended December 31, 1997

           Notes to Pro Forma Unaudited Condensed Consolidated Financial
             Statements

                                    SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly authorized this report to be signed on its behalf by the undersigned, thereunto duly authorized, on April 16, 1998.

                                            POPE & TALBOT, INC.
                                            ------------------------------------
                                                       Registrant



                                            By  /s/ Robert J. Day
                                                --------------------------------
                                                Name:  Robert J. Day
                                                Title: Senior Vice President and
                                                       Chief Financial Officer

                                AUDITORS' REPORT

To the Shareholders of HARMAC PACIFIC INC.

We have audited the consolidated statements of financial position of Harmac Pacific Inc. as at December 31, 1997 and 1996 and the consolidated statements of earnings and retained earnings and changes in financial position for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

     In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1997 and 1996 and the results of its operations and the changes in its financial position for the years then ended in accordance with generally accepted accounting principles. As required by the British Columbia Company Act, we report that, in our opinion, these principles have been consistently applied.

Vancouver, Canada                                      PRICE WATERHOUSE
February 18, 1998                                      Chartered Accountants

                    HARMAC PACIFIC INC.   1997 ANNUAL REPORT

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
As at December 31, 1997 and 1996
(in millions of dollars)
                                                                            1997       1996
-----------------------------------------------------------------------------------------------------
ASSETS
  Current assets:
    Cash and short-term investments                                         $   29.3     $   60.4
    Accounts receivable                                                         47.2         32.9
    Inventories (Note 2)                                                        39.1         39.3
    Prepaid expenses                                                             1.3          1.7
                                                                            -------------------------
                                                                               116.9        134.3

  Property, plant and equipment (Note 3)                                       191.7        177.6
  Deferred financing costs                                                       1.1          1.7
                                                                            -------------------------
                                                                            $  309.7     $  313.6
                                                                            -------------------------

LIABILITIES
  Current liabilities:
    Accounts payable and accrued liabilities                                $   36.5     $   27.8
    Income and capital taxes payable                                             0.4          0.1
                                                                            -------------------------
                                                                                36.9         27.9

  Deferred income taxes                                                         12.0         17.4
  Liability component of convertible subordinated debentures (Note 4)            9.3         13.8

SHAREHOLDERS' EQUITY
  Common shares (Note 5)                                                       169.0        165.0
  Equity component of convertible subordinated debentures (Note 4)              67.2         62.7
  Retained earnings                                                             15.3         26.8
                                                                            -------------------------
                                                                               251.5        254.5
                                                                            -------------------------
                                                                            $  309.7     $  313.6
                                                                            =========================

  Commitments (Note 9)

  Subsequent Event (Note 10)

Approved by the Board:

RICHARD J. MEYERS
Director

ERIC LAURITZEN
Director

                 HARMAC PACIFIC INC.      1997 ANNUAL REPORT

CONSOLIDATED STATEMENTS OF EARNINGS AND RETAINED EARNINGS

For the years ended December 31, 1997 and 1996
(in millions of dollars except per share amounts)

                                                                              1997       1996
------------------------------------------------------------------------------------------------
     Sales of products and services                                   $   226.4      $   212.2

     Expenses:
       Materials, labor and other operating expenses                      204.0          212.6
       Depreciation and amortization                                       17.4           15.5
       Selling, general and administrative                                 12.7           14.3
                                                                      --------------------------
                                                                          234.1          242.4
                                                                      --------------------------
     Operating loss                                                        (7.7)         (30.2)
                                                                      --------------------------
     Interest expense                                                      (1.6)          (2.0)
     Interest income                                                        2.0            3.4
     Write-off of acquisition costs (Note 9)                               (4.1)          --
     Take-over response costs (Note 10)                                    (0.5)          --
                                                                      --------------------------
                                                                           (4.2)           1.4
                                                                      --------------------------
     Loss before income taxes                                             (11.9)         (28.8)

     Income tax recovery (expense): (Note 7)
       Current expense                                                     (0.6)          (0.5)
       Deferred recovery                                                    3.7           11.3
                                                                      --------------------------
                                                                            3.1           10.8
                                                                      --------------------------
     Net loss                                                              (8.8)         (18.0)
     Provision for convertible subordinated debentures (Note 4)            (2.7)          (2.4)
                                                                      --------------------------
     Net loss attributable to common shareholders                         (11.5)         (20.4)
     Retained earnings, beginning of year                                  26.8           47.2
                                                                      --------------------------
     Retained earnings, end of year                                   $    15.3      $    26.8
                                                                      ==========================
     Net loss per common share
       Basic                                                          $    (0.73)    $    (1.33)
                                                                      ==========================

       Fully diluted (1)                                              $    --        $    --
                                                                      ==========================

     Weighted average number of common shares outstanding (millions)       15.7           15.4
                                                                      --------------------------
     Fully diluted number of common shares outstanding (millions)          20.6           20.4
                                                                      --------------------------

  (1) Fully diluted earnings per share are not reported where anti-dilutive (i.e. when the after-tax interest expense related to the convertible debentures divided by the incremental number of common shares exceeds the basic earnings per share).

                 HARMAC PACIFIC INC.      1997 ANNUAL REPORT

CONSOLIDATED STATEMENTS OF CHANGES IN FINANCIAL POSITION

For the years ended December 31, 1997 and 1996
(in millions of dollars except per share amounts)

                                                               1997       1996
-----------------------------------------------------------------------------------


Cash generated by (used for)
Operating activities:
  Net loss attributable to common shareholders               $ (11.5)     $ (20.4)
  Depreciation and amortization                                 17.4         15.5
  Deferred income taxes                                         (5.4)       (13.0)
                                                             ----------------------
                                                                 0.5        (17.9)
  Change in non-cash working capital                            (4.6)        41.9
                                                             ----------------------
  Cash generated by (used for) operations                       (4.1)        24.0
                                                             ----------------------
Investing activities:
  Additions to property, plant and equipment and other         (31.0)       (24.4)
                                                             ----------------------
Financing activities:
  Issue of common shares                                         4.0          2.9
                                                             ----------------------

Increase (decrease) in cash                                    (31.1)         2.5
Cash-- beginning of year                                        60.4         57.9
                                                             ----------------------
Cash-- end of year                                           $  29.3      $  60.4
                                                             ======================

(Cash includes cash and short-term investments)

                 HARMAC PACIFIC INC.      1997 ANNUAL REPORT

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.    ACCOUNTING POLICIES

(a)   Principles of consolidation

The consolidated financial statements include the accounts of the Company's two subsidiaries, Harmac Europe Inc. and Harmac Sales Inc. All significant inter-company transactions and balances have been eliminated.

(b)   Foreign currency translations

Harmac's foreign operations are considered to be integrated. Assets and liabilities are translated using the temporal method as follows:

o Monetary items at the rate of exchange in effect at the balance sheet date

o      Non-monetary items at historical rates

o Revenue and expense items at the rate of exchange in effect at the time of the transaction

o Depreciation and amortization at the historical rates of exchange of the assets to which they relate

Foreign currency transactions are accounted for using the above method except for accounts receivable, which are hedged by forward exchange contracts. These transactions are translated using exchange rates established by the terms of the contracts.

(c)   Valuation of inventories
Inventories of operating and maintenance supplies and wood chips and pulp logs are valued at the lower of average cost and replacement cost. Inventories of pulp are valued at the lower of average cost and net realizable value.

(d)   Property, plant and equipment
Property, plant and equipment are recorded at cost. For assets acquired from MacMillan Bloedel Limited upon formation of the Company, cost is deemed to be the carrying value in the accounts of MacMillan Bloedel at May 1, 1994. Interest is capitalized during construction of major capital projects. The Company employs the units-of-production method for depreciation of manufacturing assets. Non-manufacturing assets are depreciated on a straight-line basis. The rates of depreciation being applied are intended to fully depreciate manufacturing assets (at normal production levels) and non-manufacturing assets over the following periods:

Buildings                             20 and 40 years
Pulp mill machinery and equipment            20 years
Other machinery and equipment          7 and 13 years

(e)   Deferred financing costs
Certain costs relating to the issue of convertible debentures have been deferred and are being amortized over five years.

(f)   Income taxes
Income taxes are accounted for using the tax allocation method. Under this method, deferred income taxes are provided for all significant differences in timing of the recognition of income and expenses for financial statement purposes and income tax purposes.

                  HARMAC PACIFIC INC.     1997 ANNUAL REPORT
(g)   Pension costs

The Company uses the accrued benefits method of recording pension expense for salaried employees covered by the Company's defined benefit pension plan. Under this method the cost of pension benefits provided in the period is determined using the projected benefits method pro-rated on services based on actuarial calculations using management's best estimates.

      The Company has unfunded supplemental pension agreements with executive officers. The present value of accumulated pension benefits based on projected service and compensation levels are provided for in the financial statements.

      For union employees covered by the industry-wide defined contribution plan, the Company's cost of pension benefits is the employer's required contribution under the collective agreement for the employee's services rendered in the period.

(h)   Post-retirement benefits
The Company provides certain health care benefits to eligible retired employees. The cost of providing benefits is expensed by the Company as paid.

(i)   Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses for the period reported. Actual results could differ from those estimates.

(j)   Earnings per share
Basic earnings per share is calculated on the basis of the weighted average number of common shares outstanding during the year. Fully diluted earnings per share is calculated, when dilutive, by adjusting the number of common shares outstanding for the effects arising from the potential conversion of convertible subordinated debentures and directors' and employees' share options. Net income is increased by the after-tax effect of the elimination of related interest expense.

2.    INVENTORIES

                                                             ($millions)
                                                             1997     1996
-------------------------------------------------------------------------------
Pulp                                                      $  17.8     $  21.8
Wood chips and pulp logs                                     13.1         9.6
Operating and maintenance supplies                            8.2         7.9
-------------------------------------------------------------------------------
                                                          $  39.1     $  39.3
===============================================================================


3.    PROPERTY, PLANT AND EQUIPMENT

                                                         ($millions)
                                                             1997
-------------------------------------------------------------------------------
                                                                           Net
                                                         Accumulated      Book
                                                Cost    Depreciation     Value
-------------------------------------------------------------------------------
Buildings                                   $   10.2     $   0.6     $    9.6
Pulp mill machinery and equipment              240.8        61.1        179.7
Other machinery and equipment                    3.1         1.0          2.1
Land                                             0.3         0.0          0.3
-------------------------------------------------------------------------------
                                            $  254.4     $  62.7     $  191.7
===============================================================================

                 HARMAC PACIFIC INC.      1997 ANNUAL REPORT

                                                     ($millions)
                                                         1996
---------------------------------------------------------------------------
                                                                       Net
                                                      Accumulated     Book
                                           Cost      Depreciation    Value
---------------------------------------------------------------------------
Buildings                               $    1.3     $    0.3     $    1.0
Pulp mill machinery and equipment          219.7         44.9        174.8
Other machinery and equipment                2.1          0.6          1.5
Land                                         0.3          0.0          0.3
---------------------------------------------------------------------------
                                        $  223.4     $   45.8     $  177.6
===========================================================================

4.    CONVERTIBLE SUBORDINATED DEBENTURES

The $76.5 million principal amount of convertible debentures issued by the Company on October 5, 1994 bear interest at an annual rate of 8%, payable semi-annually on June 1 and December 1. The debentures are convertible at the option of the holders into common shares at any time prior to maturity at a conversion price of $16.50 per common share. The debentures are redeemable at the option of the Company from October 5, 1997 up to and including October 4, 1999 at par plus accrued and unpaid interest provided that the specified weighted average closing price of the common shares is not less than 125% of the conversion price.

        From October 5, 1999 to maturity (October 4, 2004), the debentures are redeemable at the option of the Company at par plus accrued and unpaid interest. The Company may satisfy its obligation to repay the principal amount of the convertible debentures on redemption or maturity by the issuance of common shares.

        In accordance with the Canadian Institute of Chartered Accountants' accounting recommendations regarding the disclosure and presentation of financial instruments, the liability and equity components of the Company's convertible subordinated debentures are presented separately on the statements of financial position. The liability component represents the net present value of outstanding interest payments to October 5, 1999, the first date the Company has the option to retire the debentures through the issue of shares. The retirement of the liability component results in accretion of the equity component as shown in the table below.

 ................................................................................
                                  Accretion of
                       Convertible Subordinated Debentures

          Liability      Equity
          Component    Component     Total
1996         13.8        62.7       76.5
1997          9.3        67.2       76.5
1998          4.2        72.3       76.5
1999         --          76.5       76.5

 ................................................................................

This gives rise to periodic charges against retained earnings and a corresponding reduction in interest expense.

 ................................................................................
                   Reconciliation of Statement Presentation
                           to Total Interest Paid:

                                                           ($millions)

                                                         1997       1996
-------------------------------------------------------------------------
Provision for convertible subordinated debentures         $2.7      $2.4
Add:  Deferred taxes                                       1.8       1.7
                                                      -------------------
        Interest adjustment                                4.5       4.1
        Interest expense                                   1.6       2.0
                                                      -------------------
Total interest paid on convertible
subordinated debentures                                   $6.1      $6.1
                                                      ===================

 .........................................................................

      In computing basic and fully diluted earnings per share, the charges to retained earnings are deducted from net earnings (loss) to arrive at net earnings (loss) attributable to common shareholders.

                 HARMAC PACIFIC INC.      1997 ANNUAL REPORT

5.    SHARE CAPITAL
------------------------------------------------------------------------------
AUTHORIZED
 300,000,000   Class A Preference shares without par value (issuable in series)
     200,000   Class B Preference shares without par value
 500,000,000   Common shares without par value

---------------------------------------------------------------------------------------------
                                                 1997                      1996
---------------------------------------------------------------------------------------------
ISSUED                                               ($millions)                  ($millions)
                                        No. of                        No. of
                                        Shares                        Shares
                                    -------------     ----------     -----------     ---------
Common shares without par value       15,833,056       $  169.0      15,493,156       $  165.0
                                    --------------    -----------    -----------      --------

During 1997, 339,900 common shares (1996 - 236,463) were issued to employees under the employee share purchase plan.

        At December 31, 1997, the Company had 354,500 (1996 - 217,000) options outstanding under the Director and Employee Share Option Plan. These options are exercisable at prices ranging from $11.60 to $14.25, being in each case the closing market price on the day before the options were granted. The outstanding options are not exercisable during the first year after granting but are exercisable as to one-fifth of the number of options granted during each of the second to sixth years after granting, and expire after 10 years. Of these options, 92,200 are exercisable at December 31, 1997 (1996 - 48,800).

        At December 31, 1997, the Company had reserved for issuance a total of 416,944 common shares pursuant to the employee share purchase plan, 750,000 common shares pursuant to the stock option plan, and 4,636,363 common shares pursuant to the terms of issue of the convertible subordinated debentures.

                HARMAC ANNUAL  REPORT      1997 ANNUAL REPORT

Shareholder Rights Plan  (see also Note 10 for subsequent event)
The Company has in place a shareholder rights plan. Under the plan, one share purchase right is attached to each outstanding common share. Subject to certain exceptions, including the making of a bid that satisfies the requirements of a "permitted bid", upon a bidder acquiring or announcing an intention to acquire 20% or more of the Company's outstanding common shares, the rights will entitle each holder of common shares other than the bidder to purchase additional common shares from the Company at a 50% discount from the market price, with the result that the bidder will face substantial dilution of its interest in the Company.

      The rights plan is intended to enhance shareholder value in the event of an unsolicited take-over bid by requiring equal treatment of shareholders and by providing the Company's directors with more time than is provided by take-over bid legislation to seek value-maximizing alternatives to the bid.

6.    PENSIONS

The Company has a defined benefit pension plan for non-union employees and an unfunded supplemental pension plan for executive officers. As at December 31, 1997 and 1996, the present value of accrued pension benefits and the market value of pension fund assets and provisions to provide these benefits were:

                                                          ($millions)
                                                      1997          1996
                                                 --------------------------
Accrued pension benefits                           $    27.4     $    24.7
Pension fund assets (at market related value
   in 1997, quoted market-value in 1996)                25.1          23.7
                                                 --------------------------
                                                         2.3           1.0
Provisions                                               3.6           3.2
                                                 --------------------------
Excess of fund assets
    and provisions over obligations                $     1.3     $     2.2
                                                 ==========================

Pension expense was $1.6 million in 1997 ($2.8 million in 1996) and includes the current service costs and provision for supplemental pension benefits and past service obligations.

7.    INCOME TAXES

                                                           ($millions)
                                                         1997      1996
                                                    -----------------------
Combined Canadian Federal
   and Provincial income tax rates                      45.6%         45.6%
Rate reduction for manufacturing
   and processing profits                               (7.0%)        (7.0%)
                                                    ------------------------
Net rate                                                38.6%         38.6%
                                                    ========================

                                                            ($millions)
Income taxes at above rates                          $  (4.6)      $ (11.1)
Large corporation tax                                    0.6           0.5
Non-deductible portion of eligible
   capital expenditures                                  0.5          --
Foreign taxes and other differences                      0.4          (0.2)
                                                    ------------------------
Income tax recovery                                  $  (3.1)      $ (10.8)
                                                    ------------------------

Effective income tax rate                               26.1%         37.5%
                                                    ========================

                 HARMAC PACIFIC INC.      1997 ANNUAL REPORT

8.    SEGMENTED INFORMATION

Sales by major destination were as follows:


                                         ($millions)
                                      1997         1996
                                    --------------------
Europe                               $114.6      $ 94.8
Japan and Asia Pacific                 65.8        58.6
Canada and United States               46.0        58.8
                                    --------------------
                                     $226.4      $212.2
                                    ====================

9.    COMMITMENTS

Transactions with MacMillan Bloedel Limited

On May 26, 1994, the Company entered into a long-term fiber supply agreement with MacMillan Bloedel Limited.

      The initial term of the agreement is 15 years, renewable for a further 10 years. Under the contract, MacMillan Bloedel agreed to supply 100% of the mill's requirements in 1994 and 1995, 95% in 1996, 90% in 1997, 85% in 1998 and 80% in
1999 and subsequent years. The price payable by the Company for fiber under the agreement, depending on its source, is related to fiber market prices or chip formula prices relating to the net sales value of pulp. For the year ended December 31, 1997, the Company purchased $54.4 million of wood chips and pulp logs from MacMillan Bloedel ($62.6 million in 1996).

Agreement with Kimberly-Clark Corporation

On November 3, 1997, the Company entered into an agreement to acquire from certain subsidiaries of Kimberly-Clark Corporation (KC) the pulp mill operations of KC located at Terrace Bay, Ontario and at Abercrombie Point, Pictou County, Nova Scotia, together with the associated timberlands, timber harvesting rights and operations, for US$470.0 million plus working capital estimated at US$70.0 million.

      The Company also agreed, subject to completion of the acquisition, to enter into multi-year pulp supply agreements, expiring in 2002 and 2004, for the sale to KC at negotiated prices of minimum annual quantities of pulp produced at the Terrace Bay and Pictou operations. While the tonnage specified in the contracts declines from year to year, the 1998 requirement represents 43% and 73% of Terrace Bay's and Pictou's capacity, respectively.

      On December 2, 1997 the Company announced the postponement of its public equity offering, and with it the closing of the acquisition, as a result of unfavorable equity markets. The acquisition agreement, which is subject to the Company obtaining satisfactory financing, remains in effect until February 28, 1998. However, with the continued uncertainty in equity markets and the recent deterioration in pulp markets, the Company does not expect to be able to finance the acquisition; costs related to the acquisition have been expensed.

10.   SUBSEQUENT EVENT

Pope & Talbot Pulp Ltd. - Takeover Bid

On December 20, 1997, Pope & Talbot Pulp Ltd., an indirect wholly-owned subsidiary of Pope & Talbot, Inc., launched a takeover bid to purchase up to a maximum of 6,764,759 common shares of the Company for $11.50 per share.

      On January 25, 1998, the Board of Directors resolved to waive the application of the Company's shareholder rights plan to Pope & Talbot's or any competing bid. On February 2, 1998, Pope & Talbot confirmed the acquisition under its bid of shares bringing its ownership to 53.5% of the Company's outstanding shares.

March 24, 1998




                                AUDITORS' REPORT


To the Board of Directors of
Harmac Pacific Inc.:

We have audited the consolidated statements of financial position of Harmac Pacific Inc. as at December 31, 1997 and the consolidated statements of earnings and retained earnings and changes in financial position for the year then ended and issued an unqualified audit opinion to the shareholders of Harmac Pacific Inc. on these statements in our audit report dated February 18, 1998.

At the request of management, we have also audited the attached reconciliation of selected headings in the statement of financial position as at December 31, 1997 and the net loss for the year then ended from Canadian generally accepted accounting principles to United States generally accepted accounting principles. This financial information is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial information based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial information is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial information. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial information presentation.

In our opinion, the attached reconciliation presents fairly, in all material respects, the reconciliation of selected headings in the statement of financial position as at December 31, 1997 and the net loss for the year then ended from Canadian generally accepted accounting principles to United States generally accepted accounting principles.


                                                   PRICE WATERHOUSE

                                                   Chartered Accountants

  RECONCILIATION OF SIGNIFICANT DIFFERENCES BETWEEN CANADIAN AND UNITED STATES

                    GENERALLY ACCEPTED ACCOUNTING PRINCIPLES


Harmac Pacific Inc. prepares its consolidated financial statements in accordance with Canadian generally accepted accounting principles (GAAP). The company's consolidated financial statements for the year ended December 31, 1997 are included in its 1997 Annual Report. A number of differences exist between Canadian GAAP and U.S. GAAP which are summarized below:

Under Canadian GAAP, when accounting for pension costs and obligations, the interest rates used to discount the projected benefit obligation are management's best estimate assumption of the long-term interest rates. Experience gains and losses are amortized over the expected average remaining service life of the employee group. Under U.S. GAAP, the projected benefit obligation should be discounted using interest rates at which the obligation could be effectively settled. Amortization of experience gains and losses over the average remaining service life of active employees is required if the amount exceeds a specified "corridor" (10% or greater of the projected benefit obligation or market-related value of the plan assets at the beginning of the year).

Under Canadian GAAP, postretirement benefits other than pensions are expensed as such costs are incurred. U.S. GAAP requires accrual accounting for health care and other postretirement benefits.

Under Canadian GAAP, deferred income taxes relating to timing differences are measured at tax rates prevailing at the time the provisions for deferred taxes are made. Deferred income taxes for U.S. GAAP relating to all differences between tax and book values are measured each period using currently enacted tax rates.

Under Canadian GAAP, the liability and equity component of the Company's convertible subordinated debentures are presented separately on the statement of financial position. In addition, the interest expense on the debentures is split between the liability and equity components on the statement of earnings. Under U.S. GAAP convertible subordinated debentures are treated as debt instruments and are presented as such in the financial statements.


                      Financial Information Under U.S. GAAP

                        (in millions of Canadian dollars)


Statement of Financial Position Information:

                                                 December 31,
                                                     1997
                                                   ---------
Net assets per Canadian GAAP                       $  251.5

Adjustments to arrive at U.S. GAAP-
  Accrued pension expense                              (0.9)
  Postretirement benefits other than pensions          (8.0)
  Deferred income taxes (net)                          (1.6)
  Convertible subordinated debentures                 (67.2)
                                                   --------
                                                      (77.7)
                                                   --------
Net assets per U.S. GAAP                           $  173.8
                                                   ========

Earnings Information:

                                                      Year Ended
                                                     December 31,
                                                         1997
                                                       -------

Net loss per Canadian GAAP                             $  (8.8)

Adjustments to arrive at U.S. GAAP-
  Pension expense                                         (0.2)
  Postretirement benefits other than pensions             (0.7)
  Interest on convertible subordinated debentures         (4.5)
  Income tax recovery                                      2.3
                                                       -------
                                                          (3.1)
                                                       -------
Net loss per U.S. GAAP                                 $ (11.9)
                                                       =======

                       POPE & TALBOT INC. AND SUBSIDIARIES


                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                DECEMBER 31, 1997

                          (U.S. dollars, in thousands)
                                   (Unaudited)

                                                                  Harmac                             Pope &
                                                   Pope &        Pacific       Pro Forma           Talbot, Inc.
                                                Talbot, Inc.       Inc.        Adjustments          Pro Forma
                                                  --------       --------      ---------             --------
CURRENT ASSETS:
  Cash and cash equivalents                       $ 31,900       $ 20,500      $ (31,900)(b)         $ 20,500
  Accounts receivable, net                          34,100         33,000              -               67,100
  Inventories                                       66,000         27,300              -               93,300
  Prepaid expenses                                  11,100            900          1,700 (c)           13,700
  Discontinued tissue operations,
    net assets held for sale                        67,900              -              -               67,900
                                                  --------       --------      ---------             --------
          Total current assets                     211,000         81,700        (30,200)             262,500

PROPERTY, PLANT AND EQUIPMENT, net                 108,100        134,000         11,500 (c)          253,600
INVESTMENT IN HARMAC PACIFIC Inc.                   13,800              -        (13,800)(b,c)              -
DEFERRED INCOME TAX ASSETS, net                     24,800              -              -               24,800
OTHER                                               18,100            800           (900)(b)           18,000
                                                  --------       --------      ---------             --------
          Total assets                            $375,800       $216,500      $ (33,400)            $558,900
                                                  ========       ========      =========             ========
CURRENT LIABILITIES:
  Notes payable                                   $ 41,800          $   -      $  23,300 (b)         $ 65,100
  Current portion of long-term debt                    500              -              -                  500
  Accounts payable                                  12,600         14,200              -               26,800
  Accrued liabilities                               29,900         11,600          4,900 (a,c)         46,400
                                                  --------       --------      ---------             --------
          Total current liabilities                 84,800         25,800         28,200              138,800

REFORESTATION                                       16,400              -              -               16,400
POSTRETIREMENT BENEFITS                              6,300              -          5,600 (a)           11,900
DEFERRED INCOME TAX LIABILITIES, net                     -          8,400          5,700 (a,c)         14,100
LONG-TERM DEBT, net of current
  portion                                           88,700              -              -               88,700
CONVERTIBLE SUBORDINATED DEBENTURES                      -          6,500         47,000 (a)           53,500
MINORITY INTEREST                                        -              -         55,900 (c)           55,900
STOCKHOLDERS' EQUITY:
  Common stock                                      14,000        118,100       (118,100)(c)           14,000
  Additional paid-in capital                        34,400              -              -               34,400
  Retained earnings                                150,400         10,700        (10,700)(c)          150,400
  Equity component of convertible
    subordinated debentures                              -         47,000        (47,000)(a)                -
  Cumulative translation adjustments                (9,800)             -              -               (9,800)
  Common stock held in treasury                     (9,400)             -              -               (9,400)
                                                  --------       --------      ---------             --------
          Total liabilities and
            stockholders' equity                  $375,800       $216,500      $ (33,400)            $558,900
                                                  ========       ========      =========             ========


         The accompanying notes are an integral part of this statement.

                       POPE & TALBOT INC. AND SUBSIDIARIES


                PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT

                          YEAR ENDED DECEMBER 31, 1997

             (U.S. dollars, in thousands, except per share amounts)
                                   (Unaudited)



                                                                     Harmac                         Pope &
                                                      Pope &        Pacific       Pro Forma      Talbot, Inc.
                                                   Talbot, Inc.     Inc.         Adjustments      Pro Forma
                                                   -----------      -------      -----------      ----------
REVENUES                                             $329,900       $163,200      $  --             $493,100

COSTS AND EXPENSES:
  Cost of sales                                       300,300        159,600        1,000(d)         460,900
  Selling, general and administrative                  14,800          9,200                          24,000
  Interest, net                                         6,000           (300)       5,900(d)          11,600
                                                     --------       --------      -------           --------
                                                      321,100        168,500        6,900            496,500

OTHER EXPENSE                                               -         (3,300)                         (3,300)
                                                     --------       --------      -------           --------
INCOME (LOSS) BEFORE INCOME TAXES                       8,800         (8,600)      (6,900)            (6,700)

INCOME TAX (PROVISION) BENEFIT                         (4,300)         2,200        2,900(d)             800

MINORITY INTEREST                                          --             --        4,000(e)           4,000
                                                     --------       --------      -------           --------
          Income (loss) from continuing
            operations                               $  4,500       $ (6,400)      $  --           $ (1,900)
                                                     ========       ========      =======           ========

BASIC AND DILUTED INCOME (LOSS) FROM
  CONTINUING OPERATIONS PER COMMON
  SHARE                                              $   0.33                                       $  (0.14)
                                                     ========                                       ========


         The accompanying notes are an integral part of this statement.

                       POPE & TALBOT INC. AND SUBSIDIARIES


    NOTES TO PRO FORMA UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                          YEAR ENDED DECEMBER 31, 1997

                          (U.S. dollars, in thousands)



1.  BASIS OF PRESENTATION:

The accompanying unaudited pro forma financial statements have been prepared to present the effect of the acquisition by Pope & Talbot, Inc. (the Company) of Harmac Pacific Inc. (HP). The pro forma financial statements have been prepared based on the historical financial statements of the Company and HP as if the acquisition had occurred at December 31, 1997 and at the beginning of the respective year. The HP historical financial statements were converted to U.S. dollars at the current exchange rate at December 31, 1997 and the average rate for the year ended December 31, 1997 and have been prepared in accordance with Canadian generally accepted principles (GAAP). Material differences between U.S. and Canadian GAAP as they relate to the HP financial statements have been adjusted to conform to U.S. GAAP in the pro forma adjustment column (see Note 2.a. and 2.d.).

The Pro Forma Consolidated Income Statement may not be indicative of the results of operations that actually would have occurred if the transaction had been in effect as of the beginning of the respective period nor does it purport to indicate the results of future operations of the Company. The pro forma financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's 1997 Annual Report on Form 10-K and the audited financial statements and notes thereto for HP included elsewhere in this report on Form 8-K/A. Management believes that all adjustments necessary to present fairly such pro forma financial statements have been made based on the terms and structure of the transaction.

2.  PRO FORMA ADJUSTMENTS:

(a) Adjustments required to present the HP unaudited pro forma condensed consolidated balance sheet on a U.S. GAAP basis are as follows:

Accrued pension expense                                     $  600
Postretirement benefits other than pensions                  5,600
Deferred income tax, net                                     1,100
                                                            ------
                                                            $7,300
                                                            ======

In addition to the above adjustments, the equity component of convertible subordinated debentures totaling $47,000 has been reclassified to debt in accordance with U.S. GAAP.

(b) Additional investment in HP subsequent to December 31, 1997:

Cash                                                          $31,900
Notes payable                                                  23,300
Transaction costs reclassification                                900
                                                              -------
                                                              $56,100
                                                              =======

(c) Consolidation of HP:

Investment in HP                                                                  $(69,900)

Assets acquired                                                   $216,500
Liabilities assumed                                                (87,700)
                                                                   --------
                                                                                  128,800

Purchase adjustments:
U.S. GAAP adjustment (see 2.a. above)                              (7,300)
Fair value write-up of property, plant and equipment               11,500
Accrued exit and integration costs                                 (4,300)
Deferred income tax effect                                         (2,900)
                                                                   --------
                                                                                   (3,000)

Minority interest                                                                 (55,900)
                                                                                 --------
                                                                                 $     --
                                                                                 ========

(d) Pro forma adjustments to the unaudited pro forma condensed consolidated income statement are as follows:

Pension expense (U.S. GAAP adjustment)                               $   100
Other postretirement benefits expense (U.S. GAAP adjustment)             500
Depreciation on fair value property adjustment                           400
Interest on convertible subordinated debentures (U.S. GAAP
  adjustment)                                                          3,200
Incremental acquisition interest                                       2,700
                                                                     -------
                                                                       6,900
Tax benefit                                                           (2,900)
                                                                     -------
                                                                     $ 4,000
                                                                     =======

(e) Minority interest in the earnings of HP calculated at 47%.

HP historical earnings                                               $ 6,400
Pension expense (U.S. GAAP adjustment)                                   100
Other postretirement benefits expense (U.S. GAAP adjustment)             500
Interest on convertible subordinated debentures (U.S. GAAP
  adjustment)                                                          3,200
Tax benefit                                                           (1,700)
                                                                     -------
Pro forma earnings allocable to minority interest                      8,500
                                                                        x 47%
                                                                     -------
Minority interest                                                    $ 4,000
                                                                     =======